Exhibit 10.12

ASSIGNMENT AND ASSUMPTION OF

AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (this “Assignment”) is made and entered into as of this 22nd day of October, 2010, by and between WELLS REAL ESTATE ADVISORY SERVICES III, LLC, a Georgia limited liability company (“Assignor”), and WELLS CORE REIT – 333 E. LAKE, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor entered into that certain Agreement for the Purchase and Sale of Property dated October 12, 2010 (the “Purchase Agreement”), for that certain real property located in the City of Bloomingdale, DuPage County, Illinois containing approximately 7.01 acres, and being more particularly described on Exhibit A attached hereto (the "Property"), with HP Hamilton Woods I, L.L.C., an Illinois limited liability company (“Seller”), and

WHEREAS, Assignor wishes to assign to Assignee its rights pursuant to the Purchase Agreement, relating to the purchase of the Property, with all improvements and appurtenances thereto more particularly described in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement relating to the Property in order to expressly confer upon Assignee all of the benefits of a successor, assign or nominee of Assignor to the Property under the Purchase Agreement with respect to the Property. Assignor specifically retains all rights under the Purchase Agreement relating to property other than the Property.

Nothing in this Assignment shall be deemed to release Assignor from being directly liable to Seller under the Purchase Agreement.

By executing this Assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Purchase Agreement as they relate to the Property, as aforesaid.

Assignor will indemnify, defend and hold harmless Seller for any damages, including attorneys fees and litigation costs from any suit, claim, demand or proceeding arising out of the Assignment or by a breach of this Assignment.

Assignor hereby covenants and warrants to Seller that Assignee is the only assignee of rights of Assignor under the Purchase Agreement relating to the Property and Assignee hereby covenants and warrants to Seller that; (ii) all documents executed by Assignee which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Assignee, and are or at the Closing will be legal, valid, and binding obligations of Assignee, and do not and at the Closing will not violate any provisions of any agreement to which Assignee is a party or to which it is subject; (iii) Assignee shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity; and (iv) Assignee is a sophisticated investor with substantial experience in investing in assets of the same type as the Property and has such knowledge and experience in financial and business matters that Assignee is capable of evaluating the merits and risks of an investment in the Property.

This Assignment shall be governed by, and construed in accordance with, the laws of the State where the Property is located. This Assignment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date and year first set forth herein.

ASSIGNOR:

WELLS REAL ESTATE ADVISORY SERVICES III, LLC,

a Georgia limited liability company

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

ASSIGNEE:

WELLS CORE REIT – 333 E. LAKE, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its sole general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

EXHIBIT A

LOT 1 IN HAMILTON WOODS ASSESSMENT PLAT NO. 2, OF PART OF SECTIONS 13 AND 14, TOWNSHIP 40 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 19, 2002 AS DOCUMENT R2002-241820, IN DU PAGE COUNTY, ILLINOIS.

A-1